1 Exhibit 10.8 EXECUTION VERSION JACKSON NATIONAL LIFE INSURANCE COMPANY Andrew Bowden 216 E Taylor Street Savannah, GA 31401 April 5, 2021 Re: Separation Agreement Dear Drew: This separation agreement (this "Agreement") confirms that February 10, 2021 (the "Separation Date"), was the last day of your employment with Jackson National Life Insurance Company, a Michigan corporation (the "Company"), and the Company's affiliates, and memorializes the terms and conditions of your separation from service with the Company. The Company greatly appreciates your service to the Company, acknowledges the contributions you provided to the Company and wishes you continued success. In consideration of the mutual promises and covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby mutually agree as follows: 1. No Further Authority. Effective as of the termination of your employment with the Company, you shall no longer have access to the Company's offices, facilities, servers, or e-mail. Except as otherwise specifically authorized in writing by the Company, you shall have no authority or power to, and shall not represent to third parties that you have the authority or power to, (i) bind the Company with respect to third parties, (ii) act for any entity or client of the Company, (iii) give instructions or orders on behalf of the Company, or (iv) make any decisions or commitments for or on behalf of the Company. 2. Non-Disclosure of Confidential Information; Retention of Property. a) You hereby represent that, from and after the Separation Date, you shall maintain in confidence and shall not directly, indirectly, or otherwise, use, disseminate, disclose, or publish, or use for your benefit or the benefit of any person or entity, any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company's operations, protocols, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees, or other terms of employment ("Confidential Information"), or deliver to any person or entity any document, record, notebook, computer program, or similar repository of or containing any such Confidential Information. You may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, and shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such

2 process. For the avoidance of doubt, nothing in this Agreement prevents you from making any disclosure that is permitted by the penultimate paragraph of Paragraph 11 or making confidential disclosures in connection with seeking legal advice. b) You hereby represent that, promptly and in any event no later than three (3) days following the execution of this Agreement, you shall have delivered to the Company any and all of the Company's property that your possession, custody, or control, including, but not limited to, all computers, handheld electronic devices, cellular telephones, corporate credit cards, corporate telephone calling cards, keys, cardkeys, building passes, security access cards, computer disks, computer software, computer passwords, deal documents, legal documents, and any other documents of a confidential nature (which you may elect to destroy rather than return) (collectively, "Company Property"), but excluding home office equipment purchased for you by the Company the return of which the Company did not seek. c) You hereby represent that you shall not, directly or indirectly, except as expressly consented to in advance by the Company, knowingly use, remove from the Company's premises, divulge, disclose, confirm, transmit, reproduce, convey, summarize, quote, share, obtain, view, access, or make accessible, publicly or privately, to or for any other person or entity, any Company Property, unless compelled by process of law or regulatory process. 3. Severance. In consideration for the commitments, waivers, representations, warranties, covenants, and agreements made by you herein, the Company hereby agrees to pay or provide to you the following amounts or benefits: a total payment of nine million dollars ($9,000,000) in cash, in two installments as follows, subject to the occurrence of the Release Effective Date: (i) $8,000,000 within seven (7) days following the Release Effective Date, and (ii) $1,000,000 with the Company's normal payroll coincident with or immediately prior to October 1, 2021; plus an additional cash payment of $7,800 (as a cash supplement to subsidize continued health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended). These payments shall be in consideration for and in full satisfaction of all salary, cash bonus and equity grants and other compensation due or potentially due based on your service to the Company. You hereby agree that the amounts and benefits set forth in this Paragraph 3 (collectively, the "Severance Benefits") constitute any and all amounts due or potentially due from the Company in connection with your separation from service, and all amounts are subject to all required tax and other withholdings (and such withholdings shall not be in excess of the minimum required amounts without your consent). The payments made pursuant to this Agreement are intended to be exempt from, or compliant with, Section 409A, and this Agreement shall be construed accordingly. Notwithstanding anything to the contrary in this Agreement, any payment or benefit under this Agreement or otherwise that is exempt from Section 409A pursuant to Section 1.409A-l(b)(9)(v)(A) or (C) of the Treasury Regulations (relating to certain reimbursements and in-kind benefits paid w1der a separation pay plan) shall be paid or provided to you only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the second (2nd) calendar year following the calendar year in which Employee's "separation from service" occurs; and provided further that such expenses are reimbursed no later than the last day of the third (Yd) calendar year following the calendar year in which Employee's "separation from service" occurs. With respect to any expense reimbursement (whether pursuant to Section 6 or otherwise in this Agreement) or the provision of any in-kind benefit that is subject to Section 409A (and not exempt pursuant to the prior sentence or otherwise), the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the provision of in-kind benefits or expenses eligible for reimbursement in any other calendar year, and in no event shall any such expenses subject to Section 409A be reimbursed after the last day of the calendar year following the calendar year in which Employee incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for

3 another benefit. The Company and its affiliates shall be liable for any penalties that may be imposed on you under Section 409A or any damages for failing to comply with Section 409A. 4. Public Statements; Certain Disclosures. Notwithstanding anything to the contrary in this Agreement, you may disclose as appropriate with potential business contacts the mutually agreed statement attached as Schedule A (the "Permitted Communication"). The Company and Prudential plc, a company registered in England and Wales with company number 01397169 ("Prudential"), agree that, unless otherwise required by law or any regulatory requirement, or any legal or administrative proceeding, in response to any inquiries received by them or any member of the Company Group (as defined below) relating to you, the Company, Prudential or such member of the Company Group, as applicable, shall provide only the facts and information contained in the Permitted Communication. To the extent that any public disclosure of this Agreement or the terms hereof (including the amounts contained herein) is determined by the Company or Prudential to be required, the Company or Prudential (as applicable) shall provide you with reasonable advance notice of any such disclosure (to the greatest extent possible), and provide you with an opportunity to review such proposed disclosure, and provide comments (which comments shall be incorporated into such disclosure unless the Company or Prudential reasonably and in good faith determines that the inclusion of such comments would result in such disclosure being legally deficient, materially misleading or not being consistent with the terms of this Agreement). 5. Non-Solicitation and Non-Interference with Business Relations. In consideration for the Severance Benefits set forth in Paragraph 3, you agree that you will not, without the Company's prior express written authorization, for a period of twelve (12) months following the Separation Date, directly or indirectly through any third party (including, without limitation, through a fund, partnership, corporation, or similar entity): a. hire, solicit, recruit, or induce (or attempt to hire, solicit, recruit, or induce) any person (x) while he or she is an employee, partner, or member of the Company or any of its affiliates or (y) who was an employee, partner, or member of the Company or any of its affiliates within the twelve (12) months preceding the date of such hiring, solicitation, recruitment, or inducement (collectively "Off-Limits Employees"), provided that Off-Limits Employees shall not include Michael Falcon, Axel Andre, and Ken Stewart; b. assist, directly or indirectly, in hiring, soliciting, recruiting, or inducing any Off- Limits Employees for yourself or any other individual or entity (including, without limiting the generality of the foregoing, by suggesting to any such individual or entity or to any of their respective agents potential employment opportunities for, or candidacy of, any Off-Limits Employees); c. encourage any Off-Limits Employee to terminate his or her employment, partnership, or membership with the Company or any of its affiliates; d. solicit, induce, or assist another individual or entity in soliciting or inducing any of the Company's current, former, or prospective clients (individually or collectively, "Clients") or interfering with the Company's business relationship with any such Client; provided, however, that it shall not be a breach of this clause (d) if, on behalf of a subsequent employer, (i) you participate in ordinary- course reporting, such as an investor presentation on an investment, to any group of investors that includes a Client or (ii) you engage with Clients who were pre-existing clients of your employer prior to your commencing employment, other than for the purpose of interfering with the Company's business relationship with any such Client; or e. solicit, induce, or assist another individual or entity in soliciting or inducing any person or

4 entity that was, within the twelve (12) months preceding or following such solicitation or inducement, a member of the Company's networks of directors, experts, advisors, or service providers whose services directly support activities related to the Company's business (collectively "Off-Limits Third Parties"); provided, however, that you may utilize the services of any of the Off-Limits Third Parties that is (x) a law firm, (y) an investment bank, or (z) any other Off-Limits Third Party that has a pre-existing business relationship with a subsequent employer to the extent that (A) those services are available to persons other than the Company, (B) your utilization of those services does not prevent, diminish, or otherwise interfere with the Company's utilization of those services, and (C) in utilizing those services, you do not violate any of your other commitments and obligations to the Company. 6. Cooperation. You agree to cooperate and use good-faith efforts to make yourself reasonably available to the Company (and its representatives and advisors) in any pending or future governmental or regulatory investigation, inquiry, or request for information, or civil, criminal, or administrative proceeding or arbitration, in each case involving the Company. You agree that, upon reasonable notice and without the necessity of the Company's obtaining a subpoena or court order, you shall reasonably respond to all reasonable inquiries of the Company about any matters concerning the Company or its affairs that occurred or arose during your employment by the Company, of which matters you have knowledge or information. The Company shall reimburse you for all reasonable costs of travel away from your domicile and related out-of-pocket expenses incurred in connection with the above cooperation in legal and regulatory proceedings. In the event that you are subpoenaed or otherwise contacted in any way in connection with any litigation, proceeding, or investigation involving the Company or any Company affiliate, subsidiary, or parent, you will immediately notify the Company and give the Company an opportunity to respond to such notice before taking any action or making any decision in connection with such subpoena or other contact. The Company will reimburse you for reasonable out-of-pocket expenses, including reasonable attorneys' fees, incurred as a result of such cooperation, to the extent you would otherwise be entitled to indemnification therefor under the Articles of Incorporation and Bylaws of the Company as of the date of this Agreement. The Company shall provide reasonable compensation to you for any time spent cooperating under this Section 6, aside from time spent actually giving testimony or evidence under oath. 7. Positions. Offices, and Directorships. As of the Separation Date, you hereby relinquish all offices, directorships, similar positions, and any authority with the Company, any affiliates of the Company, any funds advised by the Company or its affiliates (such funds, collectively, the "Funds"), any limited partner advisory committees of any such Funds, any subsidiaries of such Funds, and any entities in which the Company, its affiliates, or Funds invest. 8. (a) Employee Release. Tn consideration of the benefits provided to you pursuant to this Agreement (including the Severance Benefits set forth in Paragraph 3), you hereby release and forever discharge the Company, Prudential pie and each of their respective parents, subsidiaries, affiliates, and investors, each fund, and each of the above parties' respective past and present officers, owners, directors, partners, members, shareholders, employees, business partners, agents, portfolio companies predecessors, successors, and assigns (collectively, the "Company Parties"), from any and all claims, causes of action, and liabilities of any nature, including, but not limited to, those claims concerning or arising, directly or indirectly, from your service with the Company or the termination thereof, including, but not limited to, all actions, causes of action, suits, debts, sums of money, attorneys' fees, costs, accounts, covenants, controversies, agreements, promises, damages, claims, grievances, arbitrations, and demands whatsoever, known or unknown, at law or in equity, by contract (express or implied), in tort, or pursuant to statute, or otherwise (collectively, "Claims"), that

5 you now have, ever have had, or will ever have based on, by reason of, or arising out of any event, occurrence, action, inaction, transaction, or thing of any kind or nature occurring prior to or on the date that you sign this Agreement. Without limiting the generality of the above, you specifically release and discharge the Company Parties from any and all Claims arising, directly or indirectly, from your affiliation with the Company and its affiliates or any other Company Party or the termination thereof, arising under the Employee Retirement Income Security Act of 1974 (except as to Claims pertaining to vested benefits under the Company's employee benefit plan(s)), Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (the "ADEA''), the National Labor Relations Act, the Immigration Reform Control Act, the Occupational Safety and Health Act, the Civil Rights Act of 1991, the Equal Pay Act, the Rehabilitation Act, the Americans with Disabilities Act, the New York State Human Rights Law, the New York City Human Rights Law, or the New York Labor Law, or any applicable amendment to any of the foregoing acts and laws, or any other federal, state, local, or non-U.S. law, statute, ordinance, rule, regulation, decision, or order. The release contained in this Paragraph 8(a) covers all Claims that have accrued as of the time you execute this Agreement, including both those that you know about and those that you may not know about, and you intend that the release contained herein shall constitute a general release of any and all claims that you may have against the Company Parties to the fullest extent permissible by law, including any rights to participate in, or collect damages in connection with, a collective action brought in respect of any such released claims. The provision of any benefits to you in this Agreement does not signify any admission of wrongdoing or liability by the Company Parties. Notwithstanding the foregoing, nothing in this Agreement shall be a waiver of (i) your rights with respect to payment of amounts under this Agreement (or to bring any claim against the Company alleging a breach of this Agreement and/or seeking dan1ages arising from such alleged breach) or (ii) any Claims that cannot be waived by law, including without limitation the right to bring an administrative charge with, or to participate in an investigation conducted by, or to participate in a proceeding involving, the Equal Employment Opportunity Commission or other comparable state or local administrative agency. You hereby acknowledge that you have been provided Schedule B to this Agreement, a table that lists the job titles and ages of the positions selected or not selected for participation in the separation program, in compliance with the Older Workers Benefit Protection Act, Title 29, section 1625.22. By executing this Agreement, you understand that you are explicitly releasing all Claims relating to your employment and its termination under the ADEA, a United States federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans. In addition, and notwithstanding anything to the contrary herein, the above release of claims does not release or affect (i) your rights under the Company's group health and/or welfare plans, (ii) your vested rights under the Company's 40 l(k) plan, (iii) your rights to indemnification under the Company's by-laws and/or other corporate agreements and/or under any D&O and/or other insurance policies or Company practices applicable to you or company executives and/or employees or (iv) Claims based on criminal or fraudulent conduct by the Company Parties. For the avoidance of doubt, the conclusion of your employment with the Company shall not diminish your rights under the foregoing indemnification arrangements, which shall remain in effect in accordance with their terms. (b) By the Company. In consideration of the covenants and agreements provided by you to the Company pursuant to this Agreement, this Agreement is in full and final settlement of, and the

6 Company, on behalf of itself and the Company Parties hereby waives, releases and forever discharges you from, any and all Claims, that they now have, ever have had, or will ever have based on, by reason of, or arising out of any event, occurrence, action, inaction, transaction, or thing of any kind or nature occurring prior to or on the date of this Agreement. The release contained in this Paragraph 8(b) covers all Claims that have accrued as of the date of this Agreement, including both those that the Company Parties know about and those that they may not know about, and the Company Parties intend that the release contained herein shall constitute a general release of any and all claims that the Company Parties may have against you to the fullest extent permissible by law, including any rights to participate in, or collect damages in connection with, a collective action brought in respect of any such released claims. Notwithstanding the foregoing, nothing in this Agreement shall be a waiver of (i) the Company Parties' rights to bring any claim against you alleging a breach of this Agreement and/or seeking damages arising from such alleged breach) or (ii) any Claims that cannot be waived by law. In addition, and notwithstanding anything to the contrary herein, the above waiver and release of claims does not waive or release or affect any Claims based on criminal or fraudulent conduct by you. 9. Release Effectiveness. Your release and waiver of Claims hereunder (and the related representations, acknowledgements, and covenants as set forth herein) (the "Release") shall be effective after the applicable Revocation Period (as defined below) expires without you having revoked such Release (the date of such effectiveness, the "Release Effective Date"). 10. No Legal Actions. Each party hereto represents that he or it has not filed or caused to be filed any lawsuit, complaint, or charge against the other in any court, any municipal, state, or federal agency, or any other tribunal. To the fullest extent permitted by law, each party hereto agrees that he or it will not sue or file a complaint in any court, or file or pursue a demand for arbitration, pursuing any Claim released under this Agreement, or assist or otherwise participate in any such proceeding; provided that nothing herein precludes either party from providing truthful information to a governmental or regulatory body. Notwithstanding the foregoing, each party agrees to waive his or its right, to the extent that any right exists, to recover monetary damages in connection with any charge, complaint, or lawsuit filed by such party or by anyone else on his or its behalf (whether involving a governmental authority or not); provided that neither party is agreeing to waive, and this Agreement shall not be read as requiring either party to waive, any right to provide information or receive an award for information provided to any governmental authority. Each party hereto represents and warrants further that he or it has not assigned or conveyed to any other person or entity any rights vis-a-vis the other party, including any of the Claims released in this Agreement. Each party further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any proceeding made by him or it in violation of this Agreement with respect to Claims released under this Agreement. 11. Acknowledgements and Commitments in Connection with Separation. You acknowledge and affirm that: a. except as explicitly provided under this Agreement, you have been paid and have received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and severance to which you may be entitled and that no other such amounts are due to you, including, but not limited to, under any Company plan, program, or policy; b. you have no workplace injuries or occupational diseases;

7 c. no unasserted claim(s) (whether by you or any other individual or entity) against the Company are currently in existence; and d. you will not at any time make any untrue statement or make any negative, disparaging, defamatory, or maligning statement to others (including, but without limitation, via any public media, whether electronically or otherwise, whether in writing or orally, or in any other manner) concerning the Company, Prudential plc or any of their respective officers, directors, members, partners, or employees (collectively, the "Specified Parties"), including, but without limitation, any statement that could reasonably be expected to adversely affect the reputation of any of the Specified Parties or the conduct of its, his, her, or their business, and that you hereby re-affirm your commitment to not make any of the foregoing statements in accordance with the provisions of the Company's employee handbook. Furthermore, you will not, except with the written consent or at the direction of the Company, communicate with any representative of the media concerning any of the Specified Parties other than to confirm your departure from the Company. The Company shall instruct the members of its executive committee and executive committees of Jackson Financial, Inc. and Prudential plc, to not at any time make any untrue statement or make any negative, disparaging, defamatory, or maligning statement to others (including, but without limitation, via any public media, whether electronically or otherwise, whether in writing or orally, or in any other manner) concerning you, including, but without limitation, any statement that could reasonably be expected to adversely affect your reputation. Notwithstanding anything herein to the contrary, nothing in this Agreement shall (i) prohibit you from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of, and rules promulgated under, Section 2 IF of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002 (as amended), or of any other whistleblower protection provisions of federal, state, or local law or regulation, or (ii) require notification or prior approval by the Company of any reporting described in provision (i) of this paragraph. Pursuant to the Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. 12. Opportunity for Review and Acceptance. You shall have forty-five (45) days following your receipt of this Agreement (the "Review Period") to review and consider the terms and conditions of this Agreement, including the general release and waiver of claims set forth herein. To accept this Agreement and the terms and conditions contained herein, you must execute and date this Agreement where indicated below and return the executed copy of this Agreement to the Company prior to the expiration of the Review Period. Notwithstanding anything contained herein to the contrary, this Agreement will not become effective or enforceable for a period of seven (7) calendar days following the date of its execution and delivery to the Company (the "Revocation Period"), during which time you may further review and consider this Agreement and revoke your acceptance of this Agreement by notifying the Company in writing. To be

8 effective, such revocation must be received no later than 5:00 p.m., Eastern Daylight Time, on the last day of the Revocation Period. Provided that this Agreement is timely executed and you have not timely revoked it, the eighth (8th) day following the date on which this Agreement is executed and delivered to the Company shall be its effective date. In the event of your failure to timely execute and deliver this Agreement or your subsequent revocation of this Agreement during the Revocation Period, this Agreement will be null and void and of no force or effect, and you will not be entitled to any payments or benefits under this Agreement that are conditioned upon the execution of a release of claims (which for purposes of clarification shall include the Severance Benefits). 13. Severability. If a final and non-appealable (or not timely appealed) judicial determination is made that any term or provision of this Agreement is deemed invalid, illegal, or unenforceable, all other terms and provisions of this Agreement shall nonetheless remain in full force and effect. 14. Entire Agreement. It is mutually understood and agreed that this Agreement constitutes the entire understanding between you and the Company relating to the subject matter of this Agreement and supersedes any and all prior oral or written agreements, arrangements, understandings, and writings relating to the subject matter of this Agreement. This Agreement will be binding on the parties' successors, assigns, heirs, and executors. It may not be altered or amended except by mutual agreement evidenced by a writing signed by both parties and specifically identified as an amendment to this Agreement. 15. Third-Party Beneficiaries. Except as expressly provided to the contrary in this Agreement, no third party is intended to be, and no third party shall be deemed to be, a beneficiary of any provision of this Agreement. You agree that all Company Parties shall be express third-party beneficiaries of this Agreement (and the release of Claims contained herein), and shall be permitted to enforce the terms of this Agreement as if they were parties hereto. For the avoidance of doubt, the Company acknowledges and agrees that any payments it owes to you under this Agreement will be made to your estate if you die before the payments are made and that your estate will succeed to your rights to such payments under this Agreement. 16. Acknowledgements Relating to this Agreement. a. By signing this Agreement, you are confirming that you entered into this Agreement knowingly and voluntarily, after having had adequate time to consider it and having discussed it with your chosen legal advisor, if any. You acknowledge and agree that you have had full and ample opportunity to review this Agreement. Furthermore, this Agreement shall be deemed to have been drafted jointly by you and the Company, and the presumption of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should not be applied in this case, and therefore you waive their effects. b. Furthermore, by signing this Agreement, you expressly acknowledge that you are receiving consideration sufficient to justify your undertaking the commitments herein. c. You acknowledge and agree that the Severance Benefits that you will receive in connection with this Agreement constitute consideration for your release and waiver of Claims included in this Agreement. 17. Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof. 18. Jurisdiction and Disputes. The parties hereby consent to jurisdiction in any proceeding relating to or

9 arising out of this Agreement in any court located within the State of New York and, if subject matter jurisdiction exists, in the United States District Court for the Southern District of New York. The parties submit and consent to the exercise of personal jurisdiction in, and to the venue of, such courts in the State of New York which jurisdiction is exclusive. Notwithstanding anything to the contrary herein, before any litigation or other action may be brought pursuant to this Agreement, the party alleging a breach must, within thirty (30) calendar days following such alleged breach, provide written notice to the alleged breaching party of the basis for the claim of alleged breach and afford such party thirty (30) calendar days to cure and/or remedy such breach, and the parties will seek to resolve in good faith any alleged breach of this Agreement before filing any claim alleging a breach under this Agreement. 19. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH, OR RELATED OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, OR IN EQUITY, OR OTHERWISE. 20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall collectively constitute a single instrument. 21. Company Authority. The Company represents and warrants that the Company has as of the date of its execution of this Agreement all requisite power and authority needed for the execution, delivery, and performance of this Agreement and is duly authorized by all necessary corporate action and that the individual executing this Agreement on behalf of the Company is duly authorized to execute and deliver this Agreement on behalf of the Company and its direct and indirect subsidiaries. -------- Remainder of Page Intentionally Blank--------

10 - If the foregoing terms are acceptable to you, then please sign and return to me one copy of this Agreement no later than the last day of the Review Period. ..._,.

11 SCHEDULE A [Agreed Public Statement] Jackson National Life Insurance Company and Prudential plc greatly appreciate the service to the companies provided by Andrew Bowden. Mr. Bowden exhibited a high quality of work, character, collegiality and professionalism. Both companies wish him continued success personally and professionally.

12 Schedule B NOTICE OF EMPLOYEE RIGHTS UNDER THE OLDER WORKERS BENEFIT PROTECTION ACT In accordance with the Older Workers Benefit Protection Act (the "OWBPA"), the following information is being provided to you by Jackson National Life Insurance Company (the "Company"), in conjunction with the termination of your employment with the Company and the Company's offer to you of certain severance benefits, which are conditioned on your validly and timely executing and not revoking a waiver and release of claims (the "Release"), which contains a waiver and release of claims in favor of the Company and certain related parties. The OWBPA requires that the Company inform you of the "decisional units" used in determining who would be selected for separation at this time and to provide you a listing of the job titles and ages of all persons in those decisional units selected for separation and those who were not. If you have any questions regarding this information disclosure, please contact Hannah Perera at hannah.perera@prudentialplc.com (phone: 011 44 020 3977 9529). * * * * * * * * * * Decisional Unit Eligibility Factors Time Limits Employee Selection Those persons considered for possible termination (the "Decisional Unit") include the Company's US-based corporate officers. All individuals who were selected for termination in connection with the elimination of the Decisional Unit are eligible for certain severance benefits being offered. In compliance with the OWBPA, you are being given at least 45 days to consider whether or not to sign the Release. In order to receive severance benefits, you must sign the Release and return it to Hannah Perera at the email address noted above within the time specified. You have 7 days following the date you sign the Release to revoke it. If you revoke the Release during the 7- day revocation period, you will not be eligible to receive any severance benefits. The chart on the attached page lists (l) the ages and job titles of employees in the Decisional Unit who were selected for termination of employment and an offer of severance benefits in exchange for executing a Release and (2) the ages and job titles of all employees in those units who were not so selected.

13 EMPLOYEES IN THE DECISIONAL UNIT Four out of ten employees in the Decisional Unit were selected for termination of employment and an offer of severance benefits on terms set out in an agreement that was or wil1 be provided to each applicable employee. Job Title Age as of 2/8/2021 Selected Not Selected Chief Executive Officer and President 58 X EVP and Chief Financial Officer 45 X EVP, Corporate Development 54 X EVP, General Counsel 59 X Chief Commercial Officer 45 X Chief Risk Officer 51 X EVP and Chief Operating Officer 53 X Chief Audit Executive 42 X SVP, Chief Accounting Officer and Treasurer 45 X President and Chief Executive Officer, PPM America, Inc. 53 X